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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 12, 2002
                                                          --------------

                       Knowles Electronics Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                      333-40076              36-2270096
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  (State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)


         1151 MAPLEWOOD DRIVE, ITASCA, ILLINOIS                    60143
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        (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (630) 250-5100
                                                           ---------------





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ITEM 5.  OTHER EVENTS.


         On April 12, 2002, the Company issued a press release, the full text of which follows.

KNOWLES ELECTRONICS ANNOUNCES CURRENT STATUS OF 10-K AND SENIOR SUBORDINATED
NOTE INTEREST PAYMENT

ITASCA, Ill. --April 12, 2002--Knowles Electronics Holdings, Inc. announced today that when its first quarter financial statements are finalized it expects that it will not be in compliance with several of the covenants under its bank credit agreement as of March 31, 2002. The company is currently in the process of negotiating modifications to and waivers of the covenants with its lenders under the bank credit agreement. As a result, the company expects to delay the filing of its Annual Report on Form 10-K for 2001 until the completion of these covenant negotiations. The company also expects that it will not make the interest payment on its 13 1/8% Senior Subordinated Notes Due 2009 that is scheduled for April 15, 2002 until the waivers have been received.

Knowles Electronics is the world's leading manufacturer of transducers and related components used in hearing aids. The company also manufactures acoustic components used in telephony and mobile device applications as well as automotive solenoids and sensors. In 1999, the European fund management company Doughty Hanson & Co Ltd acquired Knowles.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any Forward Looking Statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, actual purchases under agreements, the effect of the company's accounting policies, and other risks.

CONTACT: Knowles Electronics Holdings, Inc. John Zei, 630/250-5101




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Knowles Electronics Holdings, Inc.


Date: April 15, 2002                      By: /s/ James F. Brace
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                                                 Name:  James F. Brace
                                                 Title: Executive Vice-President
                                                        and CFO